                                                                      EXHIBIT 19

                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Chairman of the Board, President and Secretary of Impact Management Investment Trust, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place, and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES              TITLE                                     DATE
----------              -----                                     ----
/s/Charles Clark        Chairman of the Board of Trustees         12-18-1996
Charles Clark           (Chief Executive Officer)

/s/Ronald Stiller       President and Trustee                     12-18-1996
Ronald Stiller

/s/Al Zeolla            Treasurer                                 12-18-1996
Al Zeolla               (Principal Financial and
                        Accounting Officer)

/s/Oleen Eagle          Trustee                                   12-18-1996
Oleen Eagle

/s/Gerald L. Bowyer     Trustee                                   12-18-1996
Gerald L. Bowyer

Sworn to and subscribed before me this 18th day of December, 1996

[seal]

/s/Darlene F. Schiffer
Notary Public